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                                                                    Exhibit 21.1


                       SUBSIDIARIES OF PRIMARK CORPORATION

PRIMARK CORPORATION OWNS ALL OF THE ISSUED AND OUTSTANDING COMMON STOCK OF PRIMARK HOLDING CORPORATION, AND PRIMARK FINANCIAL TECHNOLOGIES, INC., WHICH ARE DELWARE CORPORATIONS. PRIMARK CORPORATION ALSO HOLDS A 20% INTEREST IN PRIMARK DECISION ECONOMICS, INC., A MASSACHUSETTS CORPORATION.

Primark Holding Corporation owns all of the issued and outstanding common stock of:

*    A-T Financial Information, Inc.

*    Baseline Financial Services, Inc.; a New York Corporation

*    Primark Information Service (UK) Limited (UK) owns all the common stock of:

          -    Datastream Group (UK) owns Datastream (UK)

          -    Datastream Pension Trustees Limited (UK)

          -    Primark Investment Management Services Limited (UK)

          - Datastream International Limited (UK) owns all the common stock of Primark Netherlands B.V. (the Netherlands) Primark Philippines, Inc. and has a branch in Malaysia

          -    I/B/E/S (UK) Limited

          -    Disclosure Limited (UK)

          -    ICV Limited (U.K)

          -    marketeye.com limited

          -    Primark Limited

*    Primark Switzerland Limited (Switzerland)

*    Primark GmbH (Germany)

*    Primark Hong Kong Limited

*    Datastream International, Inc. (Delaware)

*    Primark Japan K.K.

*    Primark Australia Pty. Limited (Australia)

*    Datastream International (D.C.), Inc. (Delaware)

*    Primark Canada Limited

*    Primark Italy S.r.L. (Italy)

*    Datastream International (Sweden) Aktiebolag (Sweden)

*    Datastream International (South Africa) Proprietary Limited (South Africa)

*    Primark Korea Limited (Korea)

*    Primark (Thailand) Limited (Thailand)

*    Primark Singapore Pte., Ltd. (Singapore)

*    Vestek Systems, Inc., a California corporation

* Disclosure Incorporated (Delaware) owns all the issued and outstanding stock of:

     -    ScoreLab, Inc.

     -    Disclosure International, Inc. (Delaware) owns:

          - Worldscope/Disclosure LLC owns all of the issued and outstanding stock of Primark India Private Limited

          -    Worldscope/ Disclosure International Partners (Ireland)

          - Disclosure Incorporated also directly owns a 20% interest in Worldscope/Disclosure LLC.



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          -    Worldscope/Disclosure LLC.

* I/B/E/S International, Inc. (Delaware) owns all the issued and outstanding stock of:

          -    I/B/E/S, Inc. (Delaware)

* Primark France SA (France) owns all the issued and outstanding stock of Groupe DAFSA S.A. and a 4.4% interest in Globe On-Line. Groupe DAFSA owns DAFSA Edition SNC and a 33% interest in Panorama.2

* WEFA, Inc. (Delaware) owns all of the issued and outstanding common stock of Primark South Africa (Pty.) Ltd. (S. Africa)

*    Primark Belgium SA (Belgium)

*    WEFA (Holdings) Limited, (England), owns WEFA Limited (England), in turn

* WEFA Inc. also owns a 45% interest in Ciemex, Inc. (Delaware), owns Ciemex WEFA, Inc. (Delaware)

*    Primark Data Company (Delaware)

*    Primark Information Service Spain S.A. (Spain)

* Primark Luxembourg SA (Luxembourg) 99% interest held by PHC; remaining 1% held by Primark Corporation

*    Primark Poland SP 20.0

*    Primark do Brazil S/C LTDA (Brazil)

*    Yankee Group Research, Inc. (MA)